Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form F-4 (File No. 333-160551) of Hydrogenics Corporation of:

•                                          our auditors’ report dated July 2, 2009 on the consolidated balance sheets of Algonquin Power Income Fund as at December 31, 2008 and 2007 and the consolidated statements of operations, cash flows, deficit and comprehensive income / (loss) and accumulated other comprehensive income / (loss) for each of the years in the three-year period ended December 31, 2008.  Our report refers to changes in accounting relating to capital disclosures, financial instruments, intangible assets, and comprehensive income; and

•                                          our auditors’ report dated July 2, 2009, except as to note 1, which is dated as of August 17, 2009, on the Reconciliation to United States Generally Accepted Accounting Principles of Algonquin Power Income Fund as at December 31, 2008 and 2007 and for each of the years in the two-year period ended December 31, 2008.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Ontario

September 9, 2009